Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED VALUATION ANALYST FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of TV Channels Network Inc. of our reports dated 22nd July 2025 relating to the valuation of the intellectual property of TV Channels Network Inc. for the period ended September 30, 2025 which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ John Taylor

John Taylor, Managing Partner

Stanton Park Advisors, LLC

Date: December 16, 2025